SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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iPass Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3800 Bridge Parkway

Redwood Shores, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of iPass Inc., a Delaware corporation. The meeting will be held on Friday, June 4, 2004, at 9:00 a.m., local time, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA 94065 for the following purposes:

1. To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as independent auditors of iPass for its fiscal year ending December 31, 2004.

3. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is April 15, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bruce K. Posey
Vice President, General Counsel and Secretary

Redwood Shores, California
April 26, 2004

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A - CHARTER OF THE AUDIT COMMITTEE
APPENDIX B - CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

3800 Bridge Parkway
Redwood Shores, California 94065

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of iPass Inc. is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on April 15, 2004 will be entitled to vote at the annual meeting. On this record date, there were 61,025,702 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

      If on April 15, 2004, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on April 15, 2004, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are two matters scheduled for a vote:

•	Election of two directors to hold office until the 2007 Annual Meeting of Stockholders;

•	Ratification of KPMG LLP as independent auditors of iPass for its fiscal year ending December 31, 2004.

      In addition, you are entitled to vote on any other matters that are properly brought before the annual meeting.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-536-4457 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:30 p.m., Central Standard Time on June 3, 2004 to be counted.

•	To vote on the Internet, go to www.computershare.com/us/proxy to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:30 p.m., Central Standard Time on June 3, 2004 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from iPass. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2004.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of KPMG LLP as the independent auditors of iPass for fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2004, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 4, 2005 and March 6, 2005. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 ratifying KPMG LLP as the independent auditors of iPass for fiscal year ending December 31, 2004 must receive a “For” vote from the majority of shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 61,025,702 outstanding and entitled to vote. Thus 30,512,852 must be represented by stockholders present at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or the Chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

      iPass’ Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      The Board of Directors currently has seven members. There are two directors in the class whose term of office expires in 2004. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors to attend the Annual Meeting, and for those purposes to permit attendance by telephone. This is the first annual meeting of iPass, as iPass became a publicly-traded company in July 2003.

Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting of Stockholders

      The following is a brief biography of each nominee for director.

      Peter G. Bodine, age 42, has served as a member of our board of directors since November 1998. Mr. Bodine has served as a General partner of APV Technology partners, a venture capital firm, since 1994 and Executive Vice President of Asia Pacific Ventures, a venture capital firm, since December 1992. Mr. Bodine also serves on the board of STSN, a broadband service provider.

      Arthur C. Patterson, age 60, has served as a member of our board of directors since December 1996. Mr. Patterson is a general partner of Accel Partners, a venture capital firm that he founded in 1983. Mr. Patterson also serves as a director of Actuate Corporation, an enterprise reporting software company.

      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office until the 2005 Annual Meeting of Stockholders

      John D. Beletic, age 52, has served as a member of our board of directors since November 1999. Since July 2002, Mr. Beletic has served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company, and since July 2002 as a venture partner with Oak Investment Partners, a venture capital firm. In addition, Mr. Beletic serves on the board of Tessco Technologies, a wireless technology provider, Aventail, Inc., a virtual private network service and appliance provider, Fiber Tower, a provider of microwave transmission services to mobile phone carriers, and STSN, Inc., a provider of broadband internet access for the hospitality industry. From August 1994 until December 2001, Mr. Beletic served as Chief Executive Officer and Chairman of the Board of Weblink Wireless, Inc., a communications service company. Mr. Beletic was the Chief Executive Officer and Chairman of the Board of WebLink when that company filed for voluntary bankruptcy protection in May 2001.

      A. Gary Ames, age 59, has served as a member of our board of directors since July 2002. From July 1995 until his retirement in June 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International. Mr. Ames serves on the boards of: Albertsons Inc., a food and drug retailer; Tektronix, Inc., an electronic testing and measurement company; and Pac-West Telecomm, Inc., a telecommunications company.

Directors Continuing in Office until the 2006 Annual Meeting

      Kenneth D. Denman, age 45, has served as our Chairman since January 2003, as a member of our board of directors since December 2001 and as our President and Chief Executive Officer since October 2001. From January 2000 to March 2001, Mr. Denman served as President and Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications that ceased operations in March 2001. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, National Markets Group of MediaOne, Inc., a broadband cable and communications company. From June 1996 to August 1998, Mr. Denman served as Chief Operating Officer, Wireless, at MediaOne International, a broadband and wireless company.

      Cregg B. Baumbaugh, age 47, has served as a member of our board of directors since June 2003. Since May 1999, Mr. Baumbaugh has served as Executive Vice President of T-Mobile USA, a provider of broadband and wireless communications company (formerly VoiceStream Wireless Corp). From July 1994 to May 1999, Mr. Baumbaugh served as Senior Vice President of Corporate Development of VoiceStream Wireless and Western Wireless Corporation. From November 1989 through May 1999, he served in various positions with Western Wireless and its predecessor, including Vice President of Business Development.

      Allan R. Spies, age 55, has served as a member of our board of directors since December 2002. From 1997 until his retirement in June 2000, Mr. Spies served as Executive Vice President and Chief Financial Officer of US West Communications, a telecommunications company that was acquired by Qwest Communications International, Inc. in June 2000. Mr. Spies also serves on the board of InfoNow Corporation, a provider of enterprise channel management software.

Independence of the Board of Directors

      As required under the listing standards of the National Association of Securities Dealers, Inc. (the “Nasdaq listing standards”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and iPass, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Denman, our the Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

      As required under new NASDAQ listing standards, iPass’ independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

      Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The following table provides membership information for fiscal 2003 for each of the committees:

Name	Audit		Compensation		Nominating

Kenneth D. Denman
A. Gary Ames	X				X	*
Cregg B. Baumbaugh	X	(1)
John D. Beletic			X	*	X
Peter G. Bodine			X
Arthur C. Patterson	X	(1)	X		X
Allan R. Spies	X	*

*	Committee Chairperson

(1)	In July 2003, Mr. Patterson resigned from the Audit Committee and Mr. Baumbaugh joined the Audit Committee.

      Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to iPass.

Audit Committee

      The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by iPass regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Ames, Baumbaugh and Spies. The Audit Committee met seven times during 2003. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

      The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards The Board of Directors has determined that Mr. Spies qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Spies’s level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of U.S. West Communications, a telecommunications company that was acquired by Qwest Communications International.

Compensation Committee

      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for iPass. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers our stock option and purchase plans, and other similar plans and programs. We also have a Stock Option Committee composed of Mr. Denman, our President and Chief Executive Officer, that may award stock options to new employees who are not officers. Three directors comprise the Compensation Committee: Messrs. Beletic, Bodine and Patterson. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Compensation Committee met two times during 2003.

Nominating

      The Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of iPass, reviewing and evaluating incumbent directors, recommending to the Board for selection, candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board and assessing the performance of the Board. Our Nominating Committee Charter is not available on our website, but is attached to this proxy statement as Appendix B. Three directors comprise the Nominating Committee: Messrs. Ames, Beletic and Patterson. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating Committee was recently established and so did not meet during 2003.

      The Nominating Committee has not established any stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The Nominating Committee will consider all of the relevant qualifications of Board candidates, including such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of iPass, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders, and whether the Board candidates will be independent for Nasdaq purposes, as well as the current needs of the Board and iPass. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will also review such directors’ overall service to iPass during their term, and any relationships and transactions that might impair such directors’ independence. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received a recommendation for a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

      The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 3800 Bridge Parkway, Redwood Shores, California 94065. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

      The Board of Directors met eight times during the last fiscal year. All directors except A. Gary Ames attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

      Our Board has adopted a formal process by which stockholders may communicate with the Board or any of our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of iPass at 3800 Bridge Parkway, Redwood Shores, California 94065. All communications will be forwarded by the Secretary of iPass to the Board or the individual Directors, as designated. All communications directed to the Audit Committee in accordance with our policy regarding accounting matters complaint procedures that relate to questionable accounting or auditing matters involving iPass will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

      We have adopted a code of conduct and ethics that applies to all of our employees, including the principal executive officer, principal financial officer and principal accounting officer. This code of conduct and ethics is posted on our Website. The Internet address for our Website is http://www.ipass.com, and the code of conduct and ethics may be found as follows:

      1. From our main Web page, first click on “Investors.”

      2. Next, click on “Corporate Governance.”

      3. Then, click on “Code of Conduct.”

      4. Finally, click on “Code of Conduct and Ethics.”

      We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of conduct and ethics by posting such information on our website, at the address and location noted above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

      The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2003 consisted of three members. Prior to July 2003, the Audit Committee consisted of Messrs. Ames, Patterson and Spies. In July 2003 Mr. Patterson resigned from the Audit Committee and was replaced by Mr. Baumbaugh. All members of iPass’ Audit Committee are independent (as independence is defined in Rules 4200(a)(15) and 4350(d) of the NASDAQ listing standards).

      The Audit Committee oversees iPass’ financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in iPass’ Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent auditors, including the scope, extent and procedures of the annual audit and compensation to be paid thereto, and all other matters the Audit Committee deems appropriate, including the independent auditors’ accountability to the Board and the Audit Committee. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of iPass’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and iPass, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with iPass’ independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of iPass’ internal controls and the overall quality of iPass’ financial reporting. The Audit Committee held seven meetings during the fiscal year ended December 31, 2003.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, KPMG LLP as iPass’ independent auditors for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE

Allan R. Spies, Chairman
A. Gary Ames
Cregg B. Baumbaugh

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since May 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent auditors. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of iPass and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

      The following table represents aggregate fees billed to iPass for fiscal years ended December 31, 2003 and December 31, 2002, by KPMG LLP, our principal accountant.

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees

Audit Fees	$837,340	$140,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$837,340	$140,000

      Audit Fees. Consists of fees billed for professional services rendered for the audit of iPass’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, review of the tax provision, comfort letters and consents, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees for the year ended December 31, 2003 included fees related to the filing of our registration statement for our initial public offering.

      All of these services were approved by the Audit Committee prior to the services being rendered to us.

Pre-Approval Policies and Procedures

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Prior Accountants

      In May 2002, with the approval Board of Directors and Audit Committee, we dismissed our outside accounting firm Arthur Andersen LLP and retained KPMG LLP. Arthur Andersen LLP’s reports on our 1998, 1999, 2000, and 2001 consolidated financial statements contained no averse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during 1998, 1999, 2000, and 2001, and through the date we dismissed Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports for such years, and there were no reportable events as set forth in the applicable SEC regulations. We did not consult KPMG LLP on any financial or accounting reporting matters in the period before their appointment.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Securities Authorized For Issuance Under Equity compensation Plans

      Information with respect to securities authorized for issuance under equity compensation plans as of the end of the most recently completed fiscal year is aggregated as follows:

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,887,573	$3.46	7,257,826
Equity compensation plans not approved by security holders	—	—	—

Total	7,887,573	$3.46	7,257,826

Executive Officers and Directors

      Set forth below is information regarding our executive officers as of March 31, 2004. Information regarding our directors is set forth in “Proposal 1 — Election of Directors” presented earlier in this proxy statement.

Name	Age	Position

Kenneth D. Denman	45	Chairman, President and Chief Executive Officer
Donald C. McCauley	52	Vice President and Chief Financial Officer
Bruce K. Posey	52	Vice President, General Counsel and Secretary
Roy D. Albert	45	Chief Technology Officer
Anurag Lal	39	Vice President of Business Development
Bennett Barouch	50	Vice President of Engineering
John P. Thuma	46	Vice President of Worldwide Sales
Jon M. Russo	36	Vice President of Marketing
Joel Wachtler	54	Vice President of Strategy

      Mr. Denman’s biography is set forth in “Proposal 1 — Election of Directors” presented earlier in this proxy statement.

      Mr. McCauley has served as our Vice President and Chief Financial Officer since August 1999. From July 1998 to April 1999, Mr. McCauley served as Senior Vice President and Chief Financial Officer of Presidium, Inc., a national insurance services firm. From April 1999 to July 1999, Mr. McCauley served as Executive Vice President and Chief Financial Officer of Cambridge Integrated Services Group, Inc., a wholly-owned subsidiary of Aon Corporation, a provider of risk management, retail, reinsurance and wholesale brokerage, claims management, special services and human capital consulting services which merged with Presidium in April 1999. From May 1995 to November 1997, Mr. McCauley served as Vice President and Chief Financial Officer of Verity, Inc., a provider of enterprise intranet and Internet knowledge retrieval solutions. Mr. McCauley is a certified public accountant.

      Mr. Posey has served as our Vice President, General Counsel and Secretary since July 2002. From August 2000 to March 2001, Mr. Posey served as General Counsel and Corporate Secretary for AuraServ Communications, Inc., a managed service provider of broadband voice and data applications that ceased operations in March 2001. From February 1997 to July 2000, Mr. Posey served as Senior Vice President — Federal Relations and Regulatory Law for US West Communications, a telecommunications company. From September 1994 to February 1997, Mr. Posey served as Vice President, Public Policy and External Affairs for MediaOne, Inc., a broadband cable and communications company.

      Mr. Albert has served as our Chief Technology Officer since November 2003. From August 2002 to October 2003 Mr. Albert served as our Vice President of Product Development. From September 1999 to July 2002, Mr. Albert served as our Vice President of Development. From March 1999 to September 1999, Mr. Albert served as Vice President of Engineering of General Magic, Inc., a voice-enabled service and technology provider. From September 1998 to March 1999, Mr. Albert served as Senior Director of Engineering of General Magic, Inc. From September 1997 to August 1998, Mr. Albert served as Director of Engineering, Network Services, of General Magic, Inc.

      Mr. Lal has served as our Vice President of Business Development since October 1999. From June 1999 to October 1999, Mr. Lal served as Vice President of Internet & Multimedia Services of BT Worldwide, the international division of British Telecommunications plc., a United Kingdom based telecommunications provider. Prior to his work at BT Worldwide, Mr. Lal served as Director of Custom Network Solutions and then as Vice President of Data and Internet Product Management & Marketing of e.spire Communications, Inc., a communications services provider, from May 1996 to May 1999.

      Mr. Barouch has served as our Vice President of Engineering since July 2002. From July 2000 to June 2002, Mr. Barouch served as Vice President of Engineering at Comergent, a provider of Internet-based enterprise software for ecommerce. From October 1997 to May 2000, Mr. Barouch was employed by General Magic, Inc., where he served in various capacities, including Vice President of Engineering of the Internet division from September 1999 to May 2000.

      Mr. Thuma has served as our Vice President of Worldwide Sales since February 2003 and of North American Sales since July 2000. From May 1999 to July 2000, Mr. Thuma served as a regional Vice President of UUNET, Inc., a provider of Internet communication solutions. From May 1996 to April 1999, Mr. Thuma served as a sales director of Compuserve Network Services, an Internet access service provider.

      Mr. Russo has served as our Vice President of Marketing since December 2001. From October 1996 to February 1998, Mr. Russo served as Vice President of Marketing of GlobalCenter, Inc., a web hosting company. From February 1998 to October 1999, Mr. Russo served as Vice President of Data and Internet Marketing of Frontier Communications, a telecommunications company that acquired GlobalCenter in February 1998. From October 1999 to October 2000, Mr. Russo served as Vice President of Data and Internet Marketing of Global Crossing Ltd., a fiber optics network company that acquired Frontier Communications in October 1999. From October 2000 to October 2001, Mr. Russo served as a consultant to Global Crossing.

      Mr. Wachtler has served as our Vice President of Product Management and Strategy since September 2003. From May 2000 to July 2003, Mr. Wachtler served as Vice President of Strategy and Development at Cable Partners, a cable company. From November 1999 to May 2000, Mr. Wachtler served as an associate with Telcom, a consulting company. From 1996 to 1999, Mr. Wachtler served in various positions, most recently, as Vice President of Strategy of MediaOne International (formerly US West International), a telecommunications company.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of iPass as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the address for each of the beneficial owners listed is c/o iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. All percentages in this table are based on a total of 60,988,764 shares of common stock outstanding on March 31, 2004.

			Beneficially Owned
	Shares Issuable		(including the Number of
	Pursuant to Options	Shares That We May	Shares Shown in the
	Exercisable Within	Repurchase Within	First Two Columns)
	60 Days of	60 Days of
Name and Address of Beneficial Owner	March 31, 2004	March 31, 2004(1)	Shares	Percent

Kenneth D. Denman	—	947,503	2,675,300	4.3%
John P. Thuma	320,000	127,500	660,000	1.1
Anurag Lal	377,000	84,375	552,000	*
Donald C. McCauley	175,000	56,250	575,000	*
Roy D. Albert	290,000	56,250	395,000	*
Crosspoint Venture Partners(2)	—	—	7,284,700	11.9
Arthur C. Patterson(3)	120,000	80,000	6,336,990	10.4
Accel Partners(4)	—	—	5,959,155	9.8
Cisco Systems, Inc.(5)	—	—	3,424,658	5.6
Peter G. Bodine(6)	120,000	80,000	3,490,902	5.7
APV Technology Partners(7)	—	—	3,370,902	5.5
A. Gary Ames	120,000	67,500	120,000	*
John D. Beletic(8)	73,000	80,000	215,321	*
Cregg B. Baumbaugh(9)	120,000	92,500	130,000	*
Allan R. Spies	120,000	80,000	120,000	*
All directors and executive officers as a group (15 persons)	2,484,847	2,230,008	16,095,513	25.4

*	Less than one percent (1%).

(1)	These shares consist of shares purchased and subject to vesting where the unvested portion of the shares of common stock is subject to a right of repurchase, generally at the original option price, in the event the holder ceases to provide services to us and our affiliates.

(2)	Crosspoint Venture Partners beneficially owns all 7,284,700 shares, of which Crosspoint Venture Partners 1996 owns 4,215,705 shares, Crosspoint Venture Partners LS 1997 Fund owns 1,421,990 shares and Crosspoint Venture Partners LS 2000 L.P. owns 1,647,005 shares. Seth Neiman is a manager of Crosspoint Venture Partners, and has voting and investment control over such shares. Mr. Neiman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. In addition, Mr. Neiman personally owns 21,925 shares. The address for Mr. Neiman and Crosspoint Venture Partners is The Pioneer Hotel Building, 2925 Woodside Rd., Woodside, CA 94062.

(3)	Mr. Patterson is a partner at Accel Partners. Accel Partners owns 5,959,155 shares, of which Accel V L.P. owns 5,018,408 shares, Accel Internet/Strategic Technology Fund L.P. owns 590,702 shares, Accel Investors ‘96 L.P. owns 262,533 shares and Accel Keiretsu V L.P. owns 87,512 shares. Accel V Associates L.L.C. is the General Partner of Accel V L.P. and has the sole voting and investment power.

Arthur C. Patterson, ACP Family Partnership L.P., James R. Swartz, James W. Breyer, Eugene D. Hill, Homestake Partnership L.P., Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel V Associates L.P. and share such power. Accel Internet/Strategic Technology Fund Associates L.L.C. is the General Partner of Accel Internet/Strategic Technology Fund L.P. and has the sole voting and investment power. Mr. Patterson, ACP Family Partnership L.P., James R. Swartz, James W. Breyer, Eugene D. Hill, Homestake Partners L.P., Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel Internet/Strategic Technology Fund L.P. and share such power. Accel Keiretsu V Associates L.L.C. is the General Partner of Accel Keiretsu V L.P. and has the sole voting and investment power. Mr. Patterson, James R. Swartz, James W. Breyer, Eugene D. Hill, Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel Keiretsu V Associates L.L.C. and share such powers. Mr. Patterson, James R. Swartz, James W. Breyer, Luke B. Evnin, Eugene D. Hill and J. Peter Wagner are the General Partners of Accel Investors ‘96 L.P. and share the voting and investment powers. Ellmore C. Patterson Partners owns 160,439 shares and the ACP Family Partnership owns 81,928 shares. Mr. Patterson is the sole General Partner of Ellmore C. Patterson Partners and the ACP Family Partnership, and has sole voting and investment power. Mr. Patterson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Patterson is c/o Accel Partners.

(4)	See footnote (3). The address for Accel Partners is 428 University Ave., Palo Alto, CA 94301.

(5)	The address of Cisco Systems, Inc. is 170 West Tasman Drive, San Jose, CA 95134. The data regarding stock ownership of Cisco Systems, Inc. is as of December 31, 2003 from the Schedule 13G filed by Cisco Systems, Inc. on February 12, 2004.

(6)	Mr. Bodine is a Managing Member of APV Technology Partners. APV Technology Partners beneficially owns all 3,370,902 shares, of which APV Technology Partners, L.P. owns 948,372 shares, APV Technology Partners II, L.P. owns 2,128,401 shares, APV Technology Partners U.S., L.P. owns 237,096 shares, and WPS, L.L.C. owns 57,033 shares. Mr. Bodine has shared voting and investment powers over these shares. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Bodine is c/o APV Technology Partners.

(7)	See footnote (6). The address for APV Technology Partners is 2370 Watson Court, Suite 200, Palo Alto, CA 94303.

(8)	Includes 120,000 shares held in the name of John and Anne Partnership, Ltd.

(9)	Includes 10,000 shares held by the Cregg Baumbaugh, Jerilyn Baumbaugh, trustees of the Baumbaugh Family Revocable Trust dtd 7/30/01.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.

      To iPass’ knowledge, based solely on a review of the copies of such reports furnished to iPass and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

      Mr. Baumbaugh timely filed all Form 4 reports. However, one such report failed to include three transactions (for an aggregate of 3,000 shares) due to an error in connection with counsel’s submission of the report to the internet-based filing service. An amended Form 4 reflecting the three transactions has been filed.

      Crosspoint Venture Partners timely filed its Form 3 in connection with our public offering; however, Seth Neiman, a manager of Crosspoint Venture Partners, may be deemed to beneficially own the shares held by

Crosspoint Venture Partners and was not included as a joint filer on this form. Accordingly, Crosspoint Venture Partners and Mr. Neiman amended the Form 3 to include Mr. Neiman as a joint filer.

Compensation of Directors

      The members of our board of directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings. In addition, our non-employee directors receive $750 for each committee meeting he attends. Members of our board of directors do not receive cash compensation for attending board meetings. In 2003, Messrs. Baumbaugh and Spies each received an option to purchase 120,000 shares of our common stock at an exercise price of $4.00 and $2.00 per share, respectively, as compensation for attendance at our board and committee meetings. In addition, Messrs. Patterson and Bodine each received in 2003 an option to purchase 120,000 shares at an exercise price of $2.10, and Mr. Beletic received an option to purchase 95,000 shares of our common stock at an exercise price of $2.10 per share as compensation for their attendance at our board and committee meetings. Under our 2003 Non-Employee Directors Plan (which shall be referred to as the “Director’s Plan”), any new non-employee director upon joining our board will receive an option to purchase 120,000 shares of our common stock and each non-employee director will receive an annual option grant to purchase 30,000 shares of our common stock thereafter. Annual Option grants to Non-employee directors who have not served on our board of directors for the entire period preceding the annual meeting shall be reduced, pro rata, for each month this person did not serve on the Board of Directors. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors’ Plan may not be exercised until vested. The initial option of 120,000 shares vests monthly over four years and the annual option grant of 30,000 shares vests monthly over one year. The term of options granted under the Directors’ Plan is indefinite. In the event of a merger of iPass with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving iPass, the vesting of each option will accelerate and the option will be fully vested and immediately exercisable.

Compensation of Executive Officers

      The following table shows for the fiscal years ended December 31, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”):

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Kenneth D. Denman,	2003	$250,000	$86,000	—	$73,224	(1)
Chairman, President and	2002	250,000	100,000	—	89,153	(2)
Chief Executive Officer
John P. Thuma,	2003	250,000	90,225	—	450	(3)
Vice President of	2002	250,000	98,625	—	300	(3)
Worldwide Sales
Anurag Lal,	2003	200,000	74,620	—	270	(3)
Vice President of	2002	200,000	79,800	—	270	(3)
Business Development
Donald C. McCauley,	2003	200,000	70,050	—	690	(3)
Vice President and	2002	200,000	75,000	—	690	(3)
Chief Financial Officer
Roy D. Albert,	2003	180,000	88,208	—	450	(3)
Vice President and	2002	180,000	93,408	—	300	(3)
Chief Technology Officer

(1)	Of this amount, $45,047 is for the payment of commuting and living expenses, $27,727 is for a tax gross-up adjustment for commuting and living expenses, and $450 is for life insurance premiums paid by us.

(2)	Of this amount, $64,186 is for the payment of commuting and living expenses, $24,679 is for a gross-up adjustment for commuting and living expenses, and $288 is for life insurance premiums paid by us.

(3)	This amount is for life insurance premiums paid by us.

Stock Option Grants and Exercises

      We grant options to our executive officers under the 2003 Equity Incentive Plan. As of March 31, 2004, options to purchase a total of 498,700 shares were outstanding under the 2003 Equity Incentive Plan and options to purchase 10,281,336 shares remained available for grant under the plan.

      The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants and Stock Appreciation Rights in 2003

      We did not grant stock options or stock appreciation rights, or SARs, to any of our Named Executive Officers during 2003.

Aggregated Option/SAR Exercises for the Year Ended December 31, 2003 and

Stock Option Values as of December 31, 2003

      The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during 2003 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2003:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		Fiscal Year-End(2)		at Fiscal Year-End(3)
	Acquired on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth D. Denman	—	$—	—	—	$—	$—
John P. Thuma	40,000	480,400	320,000	—	3,603,200	—
Anurag Lal	—	—	375,000	—	4,616,250	—
Donald C. McCauley	—	—	175,000	—	2,514,250	—
Roy D. Albert	—	—	290,000	—	3,377,900	—

(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Represents the total number of shares of our common stock subject to stock options held by the Named Executive Officers as of December 31, 2003.

(3)	Based on the fair market value of our common stock as of December 31, 2003 ($16.01 per share), minus the exercise price, multiplied by the number of shares underlying the stock options.

Employment, Severance and Change of Control Agreements

Kenneth D. Denman Employment Agreement

      Mr. Denman, our Chairman, President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an offer letter dated November 13, 2001. The offer letter provides that Mr. Denman is an at will employee, which means we can terminate his employment at any time, with or without cause. This offer letter provides for an annual salary of $250,000, an annual bonus of up to $100,000 based upon the successful completion of specified performance objectives, and a stock option to purchase 2,675,300 shares of our common stock, as well as other customary benefits and terms. In addition, if we experience a change in control and Mr. Denman’s employment is terminated without cause, or if he terminates his employment for good reason, up to 18 months after the change in control, then all of the unvested stock held by Mr. Denman automatically accelerates from the date of such termination. If we terminate Mr. Denman’s employment without cause and if he signs a general release of all claims against us, then Mr. Denman will receive continued payment of his then base salary for a period of six months after the termination date, up to one half of his annual target bonus of $100,000, and an additional six months of vesting of shares acquired on exercise of his option. In addition, during the first year of Mr. Denman’s employment with us we reimbursed him for relocation expenses, plus a tax gross up, under the terms of the agreement.

Executive Officer Employment Agreements

      Each of our other Named Executive Officers has signed offer letters. These offer letters provide that the officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and stock options, as well as other customary benefits and terms. In addition, if we experience a change in control, and the officer’s employment is terminated without cause, or if the officer terminates his employment for good reason, during the 12 month period following the change in control, then all of the unvested stock options held by that officer automatically accelerate by 24 months from the date of the change in control. Information for 2003 regarding the compensation earned by our Named Executive Officers is described in “Executive Compensation — Summary Compensation Table” above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(2)

Compensation Philosophy and Practice

      iPass’ compensation philosophy is based on providing employees with an equitable compensation package and the opportunity for outstanding performers to earn competitive compensation over the long-term through a pay-for-performance approach. The key objectives of the iPass’ executive compensation programs are to attract, motivate and retain executives who drive iPass’ success and industry leadership. The programs are designed to:

•	Provide executives with competitive compensation that maintains a balance between cash and stock compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of iPass as well as to the creation of stockholder value.

•	Provide equitable pay based on each executive’s contribution relative to the market.

•	Encourage executives to manage from the perspective of owners with an equity stake in iPass.

Components of Executive Compensation

      The compensation program for executives consists of the following components:

      Cash. This includes base salary and any bonus award earned for the fiscal year’s performance. iPass’ cash compensation policies provide a competitive base salary and offer bonuses that reward superior performance. Executives have the opportunity to earn an annual bonus, expressed as a fixed dollar amount, based on the attainment of specific quarterly financial, strategic, operational and personal goals critical to iPass’ success. The bonus is designed to promote executive retention by measuring progress on a quarterly basis, with the potential to exceed target award levels payable at the end of each period for exceeding objectives. For executives and other senior leaders, total compensation at risk increases with responsibility.

      Stock-based Incentives. Employees, including executives, have historically been eligible for stock option grants, and stock option grants were awarded during fiscal year 2003. iPass’ stock option program was designed to promote excellent performance over an employee’s career through compensation that increases with iPass’ long-term performance. In addition, as part of its review of its equity compensation program, iPass issued stock awards to certain executives and senior level personnel during fiscal year 2003. The size of stock option grants was based on various factors relating to the responsibilities of the individual officers and their expected future contributions.

How Executive Pay is Determined

      To ensure alignment of executive compensation with iPass’ business strategy and objectives, iPass retains a compensation consultant to conduct an annual evaluation of its executive compensation practices. This information includes a peer-based evaluation of the competitiveness of total compensation provided to iPass’ top executive positions and recent trends and developments in executive compensation. The peer group analysis includes a highly focused comparison of compensation of executives within a targeted group of public companies similar in size and scope to iPass.

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

How iPass’ Use of Stock-Based Awards is Determined

      As described above, during fiscal year 2003, iPass’ compensation and retention strategy included the use of stock options. The level of this usage was determined based on geographic-specific market data to determine the desired mix of cash and equity pay. Each year, the Compensation Committee determines the appropriate usage of stock options based on scope of role and pay relativity, balanced against the projected needs of the business as well as financial considerations, including the projected impact on stockholder dilution.

Compensation for the Chairman and Chief Executive Officer

      The Compensation Committee annually reviews the compensation of Kenneth D. Denman, Chairman and Chief Executive Officer, under the guidelines outlined above for determining executive pay. The compensation of Mr. Denman reflects his status as a significant stockholder of iPass. Mr. Denman is eligible for a 2004 annual bonus of up to $150,000 expressed as a fixed dollar amount based on the attainment of specific strategic, operational and revenue and operating income-oriented financial goals for the Company, which are reviewed by the Compensation Committee. For the year ended December 31, 2003, Mr. Denman’s base salary of $250,000, potential annual bonus of $100,000 and annual bonus paid of $86,000 were determined by the Compensation Committee based on its assessment of Mr. Denman’s achievement of the goals previously mentioned. As the senior leader of iPass, he is focused on building long-term success, and as a significant stockholder in iPass, his personal wealth is tied directly to sustained increases in iPass’ value.

Tax Deductibility under Section 162(m)

      As noted above, iPass’ compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that iPass should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

COMPENSATION COMMITTEE

John D. Beletic, Chairman
Peter G. Bodine
Arthur C. Patterson

Compensation Committee Interlocks and Insider Participation

      As previous noted, our compensation committee consists of Messrs. Beletic, Bodine and Patterson. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Performance Measurement Comparison(1)

      The following graph shows the total stockholder return of an investment of $100 in cash as of July 24, 2003, the date of our initial public offering for (i) our common stock, (ii) the NASDAQ Composite Index and (iii) the Russell 2000 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31:

	7/24/03	8/31/03	9/30/03	10/31/03	11/30/03	12/31/03

iPass Inc.	100.00	112.48	125.87	99.46	93.73	85.75
Russell 2000 Index	100.00	104.50	102.45	110.97	114.81	116.99
Nasdaq Composite Index	100.00	104.56	103.26	114.37	116.23	118.63

We do not believe that there are any published industry or line of business indices that are directly relevant to our line of business. In addition, we do not believe that we can construct a peer group index as many of the services similar to ours comprise a small portion of the business of the companies providing the services, and there is only one publicly traded company whose primary business is similar to our business. Consequently, in addition to the NASDAQ Composite Index, we are comparing our stock price performance to the Russell 2000 Index as it is an index of businesses with an average market capitalization similar to ours.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Officer Indemnification

      We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Stock Sales by the Company

      During 2003, the following executive officers and directors purchased securities in the amounts as of the dates set forth below:

	Shares of	Price Per	Date of
Directors and Executive Officers	Common Stock	Share	Purchase

John P. Thuma	40,000	$4.75	06/24/03
Bruce K. Posey	175,153	.85	01/22/03
John D. Beletic	22,000	2.10	06/17/03

Loans to Officers

      We received full recourse promissory notes in exchange for loans used to exercise stock options from the following executive officers:

			Largest Amount
		Principal	Outstanding	Amount Outstanding
Officer	Date	Amount	During 2003	as of March 31, 2004

Kenneth D. Denman	February 5, 2002	$1,235,175	$1,406,548	$1,430,695
Kenneth D. Denman	February 5, 2002	99,800	113,647	115,598
John P. Thuma	February 5, 2002	99,800	113,647	115,598
John P. Thuma	February 5, 2002	49,900	56,823	57,799
Anurag Lal	December 1, 2001	187,885	216,389	220,143
Anurag Lal	December 1, 2001	113,524	130,746	113,015
Donald C. McCauley	December 1, 2001	459,371	529,061	538,240
Roy D. Albert	December 1, 2001	229,651	264,490	—

      Each of the notes has an interest rate of 7.0%, with the outstanding principal and interest due on July 23, 2004. Under applicable law, we cannot extend the term or otherwise modify these notes.

      Mr. Albert paid the outstanding principal as well as all accrued interest related to his promissory note in its entirety in February 2004.

      Mr. Denman paid the outstanding principal as well as all accrued interest related to his promissory notes in their entirety in April 2004.

Other Transactions with Stockholders

      Cisco is one of our indirect customers through our channel partner, Equant. In 2003, we billed approximately $770,000 to Equant, relating to our services purchased by Cisco from Equant.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bruce K. Posey
Vice President, General Counsel and Secretary

April 26, 2004

      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. Alternatively, our Form 10-K is also available free of charge on our website at www.ipass.com.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF IPASS INC.

Purpose and Policy

      The primary purpose of the Audit Committee of iPass Inc. (the “Company”) shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

      The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

Composition

      The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and experience requirements of the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by Nasdaq. To the extent mandated by the requirements of Nasdaq, at least one member of the Committee shall be a “financial expert” within the meaning of such requirements.

Meetings and Minutes

      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

      The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

      The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. To review and determine the engagement of the Auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

3. To review and approve the retention of the Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

7. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

8. To discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

9. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases, which discussions may be general discussions of the type of information (including the use of non-GAAP financial measures) to be disclosed or the type of presentation to be made.

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors from management during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15. To review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

16. To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17. To review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

18. To confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies.

19. Periodically, to meet in separate sessions with the Auditors and senior management to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Committee.

20. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

23. Review and approve (to the extent not previously approved by the Company’s Board) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the Company’s financial statements or periodic filings with the Securities and Exchange Commission. It is management’s responsibility to bring such related party transactions to the attention of the members of the Committee.

24. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

25. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

26. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

28. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

29. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

      It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

APPENDIX B

iPASS INC.

CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Organization

      The Nominating and Director Affairs Committee (the “Committee”) of the Board of Directors (the “Board”) of iPass Inc., a Delaware corporation (the “Company”), shall consist of at least two (2) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”). The members of the Committee and the Committee chairperson shall be appointed by the Board.

Statement of Policy

      The purpose of the Committee shall be to: (i) identify, review and evaluate candidates to serve as directors of the Company; (ii) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (iii) recommend such candidates to the Board; and (iv) make such other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

Operating Principles and Processes

      In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact throughout the year with the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective Board membership and compensation issues.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important corporate issues and trends in corporate practices that could potentially impact the Company will enhance the effectiveness of the Committee.

•	Resources — The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board — The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

Responsibilities

      The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The Committee will have the full

B-1

power and authority to carry out the following primary responsibilities or to delegate such power and authority to one (1) or more subcommittees of the Committee:

•	Director Nominations — The Committee, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements.

The Committee shall also have the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for reelection to the Board as well as monitoring the size of the Board. The selection of nominees for director to be presented to the stockholders for election or reelection, and the selection of new Directors to fill vacancies and newly created directorships on the Board, shall be made by the full Board based on the recommendations of the Committee.

The Committee shall have the power and authority to consider board nominees and proposals submitted by the Company’s stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority.

•	Board Assessment — The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment includes evaluation of the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the Directors, both individually and collectively, can and do provide the skills and expertise appropriate for the Company. The Committee shall also consider and assess the independence of Directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by The Nasdaq Stock Market. The results of such reviews shall be provided to the Board for further discussion as appropriate.

•	Board Committee Nominations — The Committee, in consultation with the Chief Executive Officer, and after due consideration of the wishes, independence and experience of the individual directors and independence and experience requirements in accordance with The Nasdaq Stock Market, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

•	Director Compensation — The Committee shall periodically review the compensation paid to non-employee Directors for their service on the Board and its committees and recommend any changes considered appropriate to the full Board for its approval.

Meetings

      The Committee will hold at least one (1) regular meeting per year and additional meetings as the Committee deems appropriate. At the discretion of the Committee, the President, Chief Executive Officer, Chairman of the Board, Chief Financial Officer and General Counsel may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

Minutes and Reports

      Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

B-2

     IPASS INC.

[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – 01 – Peter G. Bodine	[ ]	[ ]

02 – 02 – Arthur C. Patterson	[ ]	[ ]

B	Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as iPass Inc.’s independent auditors for the fiscal year ending December 31, 2004.	[ ]	[ ]	[ ]

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — iPASS INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the board of directors of iPass Inc.

The undersigned hereby appoints Kenneth D. Denman and Donald C. McCauley, and each of them, as proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, $0.001 par value per share, of iPass Inc., held of record by the undersigned on April 15, 2004, at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA, on Friday, June 4, 2004 at 9:00 a.m., Pacific Time, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-536-4457 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time on June 3, 2004.
THANK YOU FOR VOTING